UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

WEBTOON Entertainment Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42144	81-3830533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Pacific Coast Highway Suite 2300
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (323) 424-3795
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WBTN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Relocation Arrangements

On September 30, 2026, the Board of Directors (the “Board”) of WEBTOON Entertainment Inc. (the “Company”) approved relocation-related arrangements for Junkoo Kim, the Company’s Chief Executive Officer (the “CEO”) and Chairman of the Board, in connection with Mr. Kim’s relocation of his primary residence from Korea to the United States for business operational purposes (the “Relocation”). Mr. Kim will continue to serve in his role as the Company’s CEO and Chairman of the Board and the Relocation will not result in any change to Mr. Kim’s roles or responsibilities.

In connection with the Relocation, Mr. Kim’s employment with NAVER WEBTOON Ltd. (“NAVER WEBTOON”), our wholly-owned subsidiary in Korea, will be terminated. Upon termination of his employment with NAVER WEBTOON, Mr. Kim will become entitled to a cash payment of KRW 249,648,080 (equivalent to approximately $184,175), less applicable withholdings, to be made in October 2026, under the NAVER WEBTOON Severance Pay Policy for Executives (and, for the avoidance of doubt, following the Relocation, Mr. Kim will no longer participate in the NAVER WEBTOON Severance Pay Policy for Executives). To facilitate a seamless transition with minimal disruption during the Relocation, Mr. Kim will also receive a one-time relocation cash benefit of $567,009, less applicable withholdings, to be paid in January 2027, subject to Mr. Kim’s continued employment with the Company through the payment date. The Company will reimburse Mr. Kim for the amount, if any, by which the actual income and/or tax liability incurred by Mr. Kim in Korea and/or the United States as a result of the relocation cash benefit described above exceeds the tax liability that would have applied had Mr. Kim not been a tax resident in both the U.S. and Korea (the “Tax Equalization Payment”). The amount of the Tax Equalization Payment, if any, is not yet determinable, and will be calculated and paid in accordance with the Company's standard payroll and tax equalization practices.

Amendment and Restatement of CEO Employment Agreement

In connection with the Relocation, on October 1, 2026, the Company and Mr. Kim entered into an amended and restated employment agreement, effective as of October 1, 2026 (the “Amended and Restated Employment Agreement”), which amends and restates in its entirety Mr. Kim’s existing employment agreement with the Company, dated November 5, 2024 (the “Existing Employment Agreement”).

The Amended and Restated Employment Agreement reflects Mr. Kim’s annual base salary and target incentive bonus for fiscal year 2026 as previously approved by the Board and includes the following changes to the Existing Employment Agreement: (1) adjusts severance benefits upon termination without Cause or resignation with Good Reason (as such terms are defined in the Amended and Restated Employment Agreement) to (a) increase the cash severance from six (6) months of base salary paid as salary continuation under the Company’s regular payroll practices to a lump sum payment equal to twelve (12) months of base salary payable within 60 days of the termination date, (b) add a lump-sum payment equal to the target incentive opportunity for the year of termination, payable within 60 days of the termination date, and (c) increase the COBRA premium reimbursements from six (6) months to twelve (12) months; (2) adjusts severance benefits upon termination without Cause or resignation with Good Reason within the 12-month period following a Change in Control (as such terms are defined in the Amended and Restated Employment Agreement) to (a) increase the cash severance from twelve (12) months of base salary paid as salary continuation under the Company’s regular payroll practices to a lump sum payment equal to twenty-four (24) months of base salary payable within 60 days of the termination date, (b) replace the prior pro-rated target incentive opportunity payment with a lump sum payment equal to two (2) times the target incentive opportunity for the year of termination, payable within 60 days of the termination date, (c) increase the COBRA premium reimbursements from twelve (12) months to twenty-four (24) months, and (d) add full equity vesting acceleration of performance stock units, with the number of shares vesting determined based on the greater of (i) target performance level and (ii) actual performance level as determined by the Company’s Compensation Committee (or target performance, if actual performance is not then reasonably determinable); (3) adds a director and officer liability insurance and indemnification provision entitling Mr. Kim to the same indemnification and director and officer liability insurance coverage the Company provides its other corporate officers; and (4) adds a mutual non-disparagement provision applicable to both Mr. Kim and the Company. Except as described above, the Amended and Restated Employment Agreement is generally consistent with the Existing Employment Agreement.

The foregoing description of the Amended and Restated Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.
On October 5, 2026, the Company issued a press release announcing that the Company plans to preview the upcoming Marvel Comics app at New York Comic Con. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.
The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between the Company and Junkoo Kim dated October 1, 2026
99.1	Press release dated October 5, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBTOON Entertainment Inc.

Date:	October 5, 2026	By:	/s/ David J. Lee
		Name:	David J. Lee

		Title:	Chief Financial Officer